LOAN AGREEMENT
                                     BETWEEN
                                   SUMMIT BANK
                                     AS BANK
                                       AND
                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
                            A NEW JERSEY CORPORATION
                                       AND
                       CUNNINGHAM GRAPHICS REALTY, L.L.C.
                     A NEW JERSEY LIMITED LIABILITY COMPANY
                                   AS BORROWER
                                FEBRUARY 3, 1999


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                                      INDEX

                                                                            PAGE
                                                                            ----
Section 1 - DEFINITIONS.....................................................   1
Section 2 - THE LOANS.......................................................   8
Section 3   CONDITIONS PRECEDENT ...........................................  13
Section 4 - SECURITY........................................................  20
Section 5 - REPRESENTATIONS AND WARRANTIES..................................  20
Section 6 - COVENANTS BY BORROWER...........................................  24
Section 7 - EVENTS OF DEFAULT...............................................  32
Section 8  - BANK'S RIGHTS AND REMEDIES.....................................  35
Section 9 - BORROWER'S RIGHTS AND REMEDIES..................................  38
Section 10 - MISCELLANEOUS PROVISIONS.......................................  38

                                 LOAN AGREEMENT

     THIS AGREEMENT entered into this 3rdday of February, l999 by and among CUNNINGHAM GRAPHICS INTERNATIONAL, INC., a corporation organized under the laws of the State of New Jersey, CUNNINGHAM GRAPHICS REALTY, L.L.C., a limited liability company organized under the laws of New Jersey and SUMMIT BANK, a bank organized and existing under and by virtue of the laws of the State of New Jersey.

                                    SECTION 1
                                   DEFINITIONS

     1.1 The following terms as used in this Agreement shall have the meanings hereinafter provided:

     "Advances": Extensions of credit under any loan.

     "Affidavit": The Affidavit in the form annexed hereto as Schedule 3.1(t).

     "Affiliate": Any Person or any group acting in concert in respect of such Person that directly or indirectly, through one or more Persons, is in control of, is controlled by, or is under common control with such Person.

     "Agreement": The contents hereof together with the contents of any and all Schedules and Riders annexed hereto and all other agreements, instruments or documents executed or delivered in connection herewith, including without limitation, the Loan Documents.

     "Appraisal": The appraisal described in section 3.1.(2) of this Agreement.

     "Appraiser": An MAI appraiser designated or approved by Bank.

     "Architect": Allen Feld or such other architect or architects as may be engaged by Borrower from time to time in connection with the Improvements with Bank's prior written approval, which shall not be unreasonably withheld.

     "Architect's Agreement": The agreement between the Architect and Borrower wherein Architect agrees to render certain services to Borrower in connection with the Project.

     "Architect's Certification": A certain letter delivered by the Architect to the Bank in connection with the execution and delivery of this Agreement in the form annexed hereto as Schedule 3.2(c).

     "Assignment of Agreements Affecting Real Estate": The assignment to Bank of Borrower's interest in all licenses, permits, approvals, certificates and agreements issued by any Governmental Authority (as hereinafter defined) to Borrower, together with contracts, subcontracts, agreements, service agreements, rights, warranties and purchase orders executed by or on behalf of Borrower, all in connection with the Improvements, executed and delivered on the date hereof, and all as more particularly set forth therein.



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     "Assignment of Architect's Agreement": The assignment to Bank of Borrower's interest in the Construction Agreement, executed and delivered on the date hereof, together with an acknowledgement of and consent to such Assignment by the Principal Contractor in the form annexed hereto as Schedule 3.2(k)(A) and 3.2(k)(B), respectively.

     "Assignment of Construction Management Agreement": The assignment to Bank of Borrower's interest in the Construction Management Agreement, executed and delivered on the date hereof, together with acknowledgment of and consent to such Assignment by the Construction Manager in the forms annexed hereto as Schedules 3.2(j)(A) and 3.2(j)(B), respectively.

     "Assignment of Contracts": The collective reference to the Assignment of Agreements Affecting Real Estate, Assignment of Architect's Agreement, Assignment of Construction Management Agreement, and Assignment of Plans and Specifications, such Assignments having been executed and delivered on the date hereof.

     "Assignment of Leases and Rents": The assignment to Bank of Tenant Leases and the rents derived therefrom, such assignment having been executed and delivered on the date hereof.

     "Assignment of Plans and Specifications": The assignment to Bank of Borrower's interest in all plans, specifications, surveys, drawings and reports between Borrower and any other party, existing as of the date hereof or created in the future with respect to the Improvements, executed and delivered on the date hereof, and all as more particularly set forth therein.

     "Bank": Summit Bank, a bank organized and existing under and by virtue of the laws of the State of New Jersey.

     "Bank's Rights and Remedies": All of the rights and remedies of the Bank described in Section 8.

     "Borrower": Unless the context otherwise indicates, Borrower shall mean individually and collectively and jointly and severally, Cunningham Graphics International, Inc., a New Jersey corporation, and Cunningham Graphics Realty, L.L.C., a New Jersey limited liability company, and their respective successors and assigns.

     "Borrowing  Certificate":  The  Certificate  in the form annexed  hereto as
Schedule 3.2(d).

     "Business Day": Any day except Saturday or Sunday or other day on which Banks in the State of New Jersey are authorized or required to close.

     "Collateral": The Construction Documents.

     "Commencement Date": The date of commencement of construction of the Improvements.

     "Completion Date": December 31, 1999.



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     "Construction Advance": An advance of the Construction Loan for the purpose of construction of the Improvements.

     "Construction Documents": The collective reference to the Construction Management Agreement, all other contracts between Borrower and any architect, contractor, subcontractor, Construction Manager or materialman, the Plans and Specifications, and Permits.

     "Construction Loan": The loan to be made as provided in Subsection 2.1(b) below, in the maximum principal amount of [THREE MILLION DOLLARS ($3,000,000.00)]. The amount of the Construction Loan is included in the face amount of the Note. The description of the Construction Loan and the Mortgage Loan as separate loans, and the use of the defined term "Loans" is for convenience of reference only, and the Loans shall nevertheless be deemed a single loan evidenced by the Note.

     "Construction Loan Period": The period commencing on the date of this agreement and ending on the earlier of (i) December 31, 1999, or (ii) the date on which a permanent Certificate of Occupancy is issued for the Improvements.

     "Construction Manager": Cosenza & Associates, Inc., or such other Construction Manager or Managers as may be engaged by Borrower from time-to-time in connection with the Improvements, with the Bank's prior approval which shall not unreasonably be withheld.

     "Construction Management Agreement": The agreement between the Borrower and the Construction Manager described in Subsection 3.2(e) providing for the construction of the Improvements, as the same may be amended or supplemented from time to time with Bank's prior written approval.

     "Consulting Professional": Such licensed professional architectural or engineering consultant as Bank may engage (or who may be an employee of Bank) to examine the Plans and Specifications, changes in the Plans and Specifications and cost breakdowns and estimates, to make periodic inspections of the work and construction of the Improvements on Bank's behalf, and to advise and render reports to Bank.

     "Default Rate": The Interest Rate plus 2% per annum, not to exceed, however, the maximum amount permitted by law.

     "Engineer": The engineer or firm of engineers retained by the Architect or Construction Manager to provide engineering services in connection with the Improvements.

     "Environmental Remediation Agreement": Individually and collectively the Environmental Remediation Agreements to be delivered by the Seller of the Premises to Cunningham Graphics Realty, L.L.C. in form and substance satisfactory to the Bank.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default": Any of the events described in Section 7 below.

     "First Advance": The first advance of Construction Loan from the Investment

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Account described in Section 2.4.

     "Funds Transfer Agreement": The Funds Transfer Agreement in the form annexed hereto as Schedule 3.1(w).

     "GAAP": Generally accepted accounting principles in the United States of America consistently applied.

     "Guaranty": The Guaranty in the form annexed hereto as Schedule 3.1(p) hereof delivered by each U.S. Subsidiary.

     "Guarantor": Cunningham Graphics, Inc. and any other U.S. Subsidiary now or hereafter organized or acquired, and their respective successors and assigns.

     "Improvements": The improvements to be constructed and installed on the Premises (as herewith defined) in accordance with the Plans and Specifications (as hereinafter defined) and pursuant to the Permits (as hereinafter defined), consisting of all construction necessary, all as shown on the Plans.

     "Interest Rate": Seven and one-half (7-1/2%) percent per annum.

     "Investment  Management  Account  Agreement":   The  Investment  Management
Account Agreement annexed hereto as Schedule 3.1(x).

     "Lease": Any lease executed by Borrower as landlord and a Tenant for the occupancy of space in the building on the Premises, or for any part of the Premises, including without limitation the Lease annexed hereto as Schedule 3.1(ll).

     "Liens": All mortgages, chattel mortgages, liens, judicial liens, encumbrances, security interests, charges, pledges, hypothecations, assignments, assignments of accounts receivable, conditional sale or other title retention agreements, and the like, relating to any personal and moveable property interest of the Borrower, whether legal or equitable.

     "Loans": The Construction Loan and the Mortgage Loan, collectively. The description of the Construction Loan and the Mortgage Loan as separate loans, and the use of the defined term "Loans" is for convenience of reference only, and the Loans shall nevertheless be deemed a single loan evidenced by the Note.

     "Loan Commitment Fee": A non-refundable fee in the amount of $74,000.00 payable by Borrower to Bank, which amount is equal to one percent (1%) of the Loan. The Loan Commitment Fee is in addition to all other costs and expenses to be paid or reimbursed by Borrower.

     "Loan Documents": This Agreement, the Note, the Mortgage, the Assignment of Contracts, the Guaranty, the Assignment of Leases and Rents, the Environmental Rider, the Powers of Attorney, and all other documents and instruments from time to time evidencing or securing the Loans (or either of them) and any other documents or instruments executed by Borrower or Guarantor (or either of them) in connection with the Loans.



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

     "Maturity Date": March 1, 2009 or such later date as the same may be from time to time extended at the sole option of the Bank.

     "Memorandum of Agreement": That certain Memorandum of Agreement by and among the Seller of the Premises, Cunningham Realty, L.L.C. and the New Jersey Department of Environmental Protection dated on or about February 3, 1999.-

     "Mortgage": The Mortgage given by Borrower to Bank dated the date hereof encumbering the Premises, in the principal amount of $7,400,000.00 as security for the Loans, in the form annexed hereto as Schedule 3.1(k).

     "Mortgage Loan": The mortgage loan to be made as provided in Subsection 2.1(a) below, in the aggregate principal amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00)

     "Note": The promissory note in the form annexed hereto as Schedule 3.1(b) executed by Borrower and delivered to Bank in the amount of $7,400,000.00 dated the date hereof, which evidences the Loans and any notes in renewal thereof or subsections or replacement therefor.

     "Obligations": All loans, advances, indebtedness, notes, letters of credit, guaranties, agreements, liabilities and amounts, liquidated or unliquidated, each of every kind, nature and description, of the Borrower and its Subsidiaries to or with the Bank, whether arising under this Agreement or otherwise, including, without limitation, principal and interest, charges, expenses, attorney's fees, and whether secured or unsecured, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter contracted (including without limitation any participation or interest of the Bank in any obligation of the Borrower or such Subsidiaries to others) acquired outright, conditionally or as collateral security from another, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, together with any extensions, renewals or modifications thereof, and also including any relationship whereby the obligor is bound to render a performance in favor of an obligee.

     "PBGC": The Pension Benefit Guaranty Corporation.

     "Permits": All consents, approvals, licenses and building permits required for construction, completion, occupancy and operation of the Improvements in accordance with all Requirements of Law affecting the Real Property and the Improvements.

     "Permitted Exceptions": The matters shown on Schedule B, Section 2 of the Title Commitment, and any other exceptions to title to the Mortgaged Property which Bank or its counsel may have heretofore or hereafter approved in writing.

     "Permitted Lien":

          (i) Liens for taxes, assessments or other governmental charges not yet due and payable;

          (ii) Statutory Liens of Landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of liabilities secured by such Liens is less than $50,000.00.

          (iii)  Liens  (other  than  any Lien  imposed  by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations(exclusive of obligations for the payment of borrowed money);

          (iv) Deposits, in an aggregate amount not to exceed $100,000.00 made in the ordinary course of business to secure liability to insurance carriers;

          (v) Liens for purchase money obligations, provided that: (a) the purchase of the asset subject to any such Lien is permitted under the Revolving Line of Credit; (b) the indebtedness secured by any such Lien is permitted under Subsection 6.21; and (c) any such Lien encumbers only the asset so purchased;

          (vi) Any attachment or judgment Lien not constituting an Event of Default under Section 7;

          (vii) Easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

          (viii) Any interest or title of a lessor or sublessor under any lease permitted by Section 6.21(d);

          (ix) Liens in favor of the Bank; and

          (x) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 5.8 hereof.

     "Person": Any individual, sole proprietorship, corporation, partnership, association, limited liability company, joint stock company, trust, estate, unincorporated organization, joint venture, company, entity, party, court or government or political subdivision or agency thereof.

     "Plan": Any plan subject to the minimum funding requirements of Section 412 of the Internal Revenue Code of 1986, as amended.

     "Plans and Specifications": The plans and specifications for the construction of the of the Improvements, prepared by the Architect and certified to Bank, all of which shall be subject to approval by Bank, including without limitation such amendments thereto as may from time to time be made by Borrower and the Architect and/or the Construction Manager.

     "Premises": That certain real property commonly known as 5 Burma Road, Jersey

City, New Jersey upon which the Improvements will be constructed. Upon acquisition, the Premises shall also include the real Property located at 1 Thomas McGovern Boulevard, Jersey City, New Jersey. The Premises are more particularly described in the Schedule to the Mortgage.

     "Project": The construction of the Improvements on the Premises, as specified in the Plans.

     "Project Budget": The budget for Borrower's use of the Construction Loan, as more particularly set forth on Schedule 3.1(y) hereto.

     "Real  Property":   The  collective  reference  to  the  Premises  and  the
Improvements and any other real property encumbered by a Mortgage.

     "Reportable Event": As such term is defined in Title IV of ERISA.

     "Responsible Officer": A president, vice president, chief operating officer or secretary or other authorized signatory of any Person, or such other officer or agent thereof as is approved in writing by Bank.

     "Requirement of Law": As to any Person, the certificate of incorporation and by-laws or trust agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; and, as to the Real Property, any applicable environmental, zoning or building use and land use laws, ordinances, rules or regulations of any Governmental Authority or agency, and any applicable covenants and restrictions.

     "Revolving Line of Credit": The Revolving Line of Credit made available to Borrower pursuant to Section 2.1 of the Credit and Security Agreement dated July 9, 1998 between Borrower and Bank.

     "Security Agreement": The Security Agreement executed by the Borrower substantially in the form annexed hereto as Schedule 3.1(kk).

     "Security Documents": Each and all of the documents executed and delivered by Borrower to Bank that secure the amounts owed by Borrower to Bank under the Loan Documents, including but not limited to the Mortgage and the Assignment of Leases and Rents.

     "Subsidiary": Any corporation more than a majority (by number of shares or votes) of the common stock which is at the time owned or controlled by the Borrower or a direct or indirect Subsidiary of the Borrower.

     "Tenant": Any person who occupies any space in the building on the Premises, or any part of the Premises.

     "Tenant Leases": Any agreement by and between Borrower and any Tenant(s) that

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governs the occupancy of any space in the building on the Premises,  or any part of the Premises.

     "Title Commitment": Title Commitment No.24,520 issued by Hudson Realty Abstract, as agent for Stewart Title Insurance Company.

     "Title Company": Stewart Title Insurance Co., or such other title company as may be approved by Bank.

     "Total Funded Debt": The outstanding principal amount of all borrowings of the Borrower, including without limitation, bank borrowings and borrowings from other Banks, and borrowings made pursuant to securities issued and sold by the Borrower, and borrowings where interest is inputted in accordance with GAAP plus the outstanding amounts due under capitalized leases, but excluding, however, trade debt incurred in the ordinary course of Borrower's business.

     "U.S. Subsidiary": Any Subsidiary of Borrower organized under the laws of a state within the United States of America.

     1.2 Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given thereto in accordance with GAAP.

     1.3 Terms such as "accounts", "accounts receivable", "contract rights", "letters of credit", "advices", "confirmations", inventory", "equipment", "instruments", "chattel paper", "documents of title", "goods", "general intangibles", "account debtors", "proceeds", "products", and the like, shall, unless other-wise specifically defined herein, have the meanings applicable to them for the purposes of Article 9 (Secured Transactions) of the Uniform Commercial Code in force and effect in the State of New Jersey at the date of this Agreement.

                                    SECTION 2
                                    THE LOANS

     2.1 Agreements to Lend and to Borrow: (a) Subject to the conditions and upon the terms herein provided, Bank agrees to lend to Borrower and Borrower also agrees to borrow from Bank the Mortgage Loan in the principal amount of FOUR MILLION, FOUR HUNDRED THOUSAND DOLLARS ($4,400,000.00), which Borrower shall use to pay a portion of the purchase price of the Premises, which is $6,500,000.00. Borrower will, at closing, pay the balance of the said purchase price from its existing cash reserves. The Mortgage Loan shall be made simultaneously with Borrower's purchase of the Premises.

     2.1 (a)(i) The Mortgage Loan shall be madein the full amount of $4,400,000.00 but shall be disbursed as follows: The first advance shall be in the amount of $3,425,000 and shall be used to fund a portion of the purchase price of the real property and improvements thereon located at 5 Burma Road, Jersey City, New Jersey and shall be made simultaneously upon the execution of this Agreement by the parties.

     2.1(a)(ii)  The second advance shall be in the amount of $975,000 and


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shall be used to fund a portion of the  purchase  price of the  unimproved  real property located at 1 Thomas McGovern Boulevard, Jersey City, New Jersey. Until the second advance is required, the balance of the proceeds of the Mortgage Loan will be invested in the manner applicable to the Construction Loan as provided in Subsection 2.4. At the closing of the purchase of the Thomas McGovern Boulevard property, the Bank shall fund the second advance of the Mortgage Loan as set forth above. In the event the purchase of the Thomas McGovern Boulevard property is not purchased on or prior to August 31, 1999, the Borrower shall have the right, upon two (2) days notice to Bank, to have the Bank disburse the said $975,000 from the Investment Account referred to in Subsection 2.4 and to reduce the amount of the Note and Mortgage in like amount. In such case, the monthly installments payable on the Note shall be adjusted accordingly and appropriate modifications to the Note and Mortgage shall be executed and delivered by the parties, in form and substance satisfactory to the parties and their respective counsel. The modification of the Mortgage shall be recorded in Hudson County.

     2.1(a)(iii) Satisfaction of all the conditions precedent to the making of the first advance under the Mortgage Loan set forth in this Agreement shall be conditions precedent to the making of the second advance under the Mortgage Loan. More specifically, but not by way of limitation, the Borrower will be required to procure and deliver a mortgage (or at the option of Bank, a Modification of Mortgage), in form and substance substantially identical to the Mortgage, Environmental Remediation Agreement, Memorandum of Agreement, a policy of title insurance, the other insurance required by this Agreement, appropriate affidavits and certificates, lien and judgment searches, assignments and each and every other document required by this Agreement in connection with the first advance of the Mortgage Loan, except that to the extent the transactions contemplated by the second advance are, in the judgment of counsel for the Bank, approved in the resolutions delivered in connection with the first Mortgage Loan advance, no additional resolutions need be delivered. In addition, no additional certificates of incorporation or formation, good standing certificates or incumbency certificates need be delivered provided that a duly authorized officer of Borrower delivers an appropriate certificate covering these matters at the time of the second advance.

     (b) Subject to the conditions and upon the terms herein provided, Bank also agrees to lend to Borrower, and Borrower agrees to borrow from Bank the Construction Loan in the maximum principal amount not to exceed THREE MILLION DOLLARS ($3,000,000.00).

     2.2 Note: The Loans shall be collectively evidenced by the Note representing the obligation of the Borrower to pay to Bank SEVEN MILLION FOUR HUNDRED THOUSAND DOLLARS ($7,400,000). The Note matures on the Maturity Date and bears interest at the Interest Rate from the date hereof on the outstanding principal amount thereof until such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise) and thereafter at the Default Rate until paid in full (both before and after judgment). The Note provides that interest shall be payable monthly in arrears on the first day of each calendar month, commencing on April 1, 1999.

     2.3 Use of Construction Loan Funds: All of the Construction Loan funds shall be allocated to hard costs of construction. No part of the Construction Loan is budgeted for any soft costs or for an interest reserve.



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

     2.4 Procedure for Construction Loan Borrowing: The Project Budget, attached hereto and made a part of this Agreement as Schedule 3.1(y), indicates the allocation of the Construction Loan contemplated to be used for construction of the Improvements. The entire proceeds of the Construction Loan shall be disbursed at the Mortgage Closing but shall be deposited in an Investment Account (the "Investment Account") by Bank pursuant to the form of Investment Management Account Agreement as set forth in Section 3.1(x) and invested for the benefit of Borrower. These funds shall be disbursed from the Investment Account in accordance with the following procedures:

     (a) Prior to any advance by Bank to Borrower, Borrower must provide to Bank satisfactory evidence that it has obtained all necessary permits and approvals in connection with construction of the Improvements, and that all Requirements of Law in connection therewith have been satisfied.

     (b) Requisitions for advances shall be made directly to Bank on forms acceptable to Bank not more frequently than once per month. The requisition forms shall list the original cost breakdown approved by Bank, together with the cost of the work in place of each item and the balance remaining to complete each item. Each requisition form shall be certified by the Borrower and the Architect or Construction Manager.

     (c) Requisition for advances shall be equal to the cost of the work completed.

     (d) Provided that Borrower has satisfied the conditions set forth in Subsection 2.4(a) above, Bank shall make actual advances to Borrower in accordance with the terms hereof, but only after:

     2.4(d)(i)  Satisfactory  inspection  of the  Project  by  Bank  and/or  its authorized designee and issuance of reports and certification that the improvements in place, to the point of advance (by trade and cost breakdown on an item by item basis) have been completed in a good and workmanlike manner in accordance with all Plans and Specifications previously approved by Bank and as required by all inspecting governmental authorities having jurisdiction thereof and that there remain sufficient funds available in the Construction Loan to complete the Project. The cost of such reports and certifications shall be paid by the Borrower. Bank shall exercise reasonable efforts to cause each inspection to be made not more than five (5) business days following receipt of each appropriate draw request.

     2.4(d)(ii) Receipt by Bank of a lien search certificate from the Title Company indicating that there are no liens on the Real Property except for the lien of the Bank and Permitted Exceptions

     2.4(d)(iii)  Final  disbursement  shall be made  upon  satisfaction  of the conditions set forth herein and in addition upon final completion of construction in accordance with the Plans and Specifications, receipt of a temporary or final Certificate of Occupancy, and a certificate of substantial completion made by parties to this Agreement reasonably satisfactory to Bank.

     2.4(d)(iv) Borrower shall be in compliance with all other requirements and conditions hereof, and there shall be no existing default hereunder.

     2.5 First Advance: Bank will make the First Advance of the Construction Loan upon satisfaction of the conditions set forth in Subsection 2.4(a) above, and all conditions specified in Sections 3 and 4 below.

     2.6 Subsequent Advances. Subsequent to the First Advance, applications for advances are to be made upon the satisfaction of all conditions set forth in this Section 2 and in Section 3 below. If any portion of such application shall be for an advance of the Construction Loan for payment to any materialman or contractor who has performed work on the Improvements, then it shall be subject to Bank receiving, prior to the Borrowing Date, an inspection report of the Consulting Professional covering the progress of construction, substantial conformity of such construction to the Plans and Specifications, quality and quantity of materials incorporated into the Premises and work completed. Applications by Borrower for advances for the payment of any other costs shall be in writing and be supported by such evidence as shall be reasonably acceptable to Bank. The making of any advance shall not be deemed an approval or acceptance by Bank of the work done prior to such advance. Any request for an advance shall be binding on Borrower if signed by a Responsible Officer Although no part of the Construction Loan has been allocated for the payment of interest, or any interest payment date under the Note, Bank may in its option, advance Construction Loan funds to itself to pay same, notwithstanding that Borrower may have requested an advance of such date, and Bank will simultaneously notify Borrower of each such interest advance.

     2.7 [INTENTIONALLY LEFT BLANK]

     2.8 Budget Evaluation and Equity Injection. If Bank or Borrower reasonably estimates and determines at any time that the amount of the Construction Loan not yet advanced under Subsection 2.6 above is insufficient to pay the cost of completing the Improvements in accordance herewith and with the Plans, it shall deliver to the other, within five (5) Business Days of making such determination, a detailed breakdown, which, in the case of Bank's making such determination, shall be certified by the Consulting Professional, and which in the case of Borrower's making such determination, shall be certified by the Architect, specifying those items in which the Project Budget is believed to be insufficient, the respective amounts thereof, and the amount of such aggregate funds insufficiency (the "Funds Insufficiency"). With respect to each advance requested subsequent to a determination of the existence of a Funds Insufficiency, Bank shall, instead of being required to fund the full amount of such request, be entitled to require Borrower to expend the amount of such Funds Insufficiency from its own funds before Bank advances any additional funds. Borrower may request to draw from excess amounts in other line items in the Project Budget to cover a Funds Insufficiency; provided that Bank determines that such excess amounts exist, then Bank may, in the exercise of its reasonable discretion, allow such a draw for an excess amount. In the event of any disagreement between the Consulting Professional and the Architect with respect to a Funds Insufficiency, the determination of the Consulting Professional shall control.

     2.9 Partial Advances. If any or all conditions precedent to an advance of the Construction Loan have not been satisfied on the applicable Borrowing Date, Bank, in its discretion, may, but shall have no obligation to, disburse all or a part of the requested advance. If all conditions precedent to an advance have been met but the Consulting Professional advises Bank that the particular work or materials which are the subject of a particular line item or items on the Borrowing Certificate, as referred to in Subsection 3.2(d) below, are defective or not substantially in accordance with the Plans or invoices for such work or materials, or not yet properly the subject of an advance hereunder, Bank will nevertheless fund the other line items which are not faulty.

     2.10 Payment of Principal and Interest.

     (a) The Loan shall be for a term of ten (10) years, be based on an amortization of twenty (20) years, and be repayable in 119 equal consecutive monthly installments of $60,687.12, including accrued interest, commencing on April 1, 1999, with a final installment of the entire outstanding principal balance of $5,037,735.55 plus all accrued but unpaid interest, fees and penalties, if any, due and payable on the Maturity Date. The principal amount outstanding under the Loan shall bear interest at a fixed annual rate of 7 1/2% per annum, for the actual number of days elapsed as if each full calendar year consisted of three hundred sixty (360) days. If any part of the unpaid principal balance of the Loan or the interest thereon shall become past due (whether at stated maturity, by acceleration or otherwise) interest on the Loan shall thereafter be payable at an annual rate equal to the Default Rate until such overdue amount shall be paid in full. All accrued interest shall be paid monthly on the first day of each month after the date hereof, until the principal and all interest thereon is fully paid. Any payment not made on or within 10 days of its due date will result in a late fee equal to 5% of the payment due. All payments of interest and principal, however designated by the Borrower, shall be first applied on account of accrued interest and the remainder of such payments, if any, on account of the unpaid principal balance.

     (b) In the event that any change in applicable law, regulation, condition, directive or interpretation occurs which (i) subjects the Bank to any tax with respect to any amount paid or to be paid by the Bank under the Loan Documents or changes the basis of taxation of payments to the Bank on any amounts payable under the Loan Documents (other than any tax measured by or based upon the overall net income of the Bank); or (ii) imposes, modifies or deems applicable any reserve or deposit requirements against the assets held by the Bank in connection with advances or payments by the Bank pursuant to the Loan Documents; or (iii) imposes upon the Bank any other condition with respect to any amounts paid or payable to or by the Bank; and the result of any of the foregoing is to increase the cost to the Bank of making any loans under the Loan Documents, or to reduce the rate of return on the Bank's capital to a level below that which the Bank would have achieved but for such event, then and in such event the Bank shall deliver to the Borrower written notice of the happening of such event, and the Bank shall be entitled to adjust the terms of the Loan Documents to make up any increased cost or reduction of payment or return experienced by the Bank as a result of such event. In the event the Borrower is not in agreement with said adjustment, the Borrower shall have the right to pay in full all principal, interest, charges and sums due under the Loan Documents, without consideration of such adjustment, within ninety (90) days of such notice.

     (c) The Borrower hereby directs the Bank to debit the Borrower's Demand Deposit Account(s) on any date on which a payment is due under the Loans, in an amount equal to such payment. Any failure or delay by the Bank in debiting said account for said payments shall not be construed as a discharge or waiver of the Borrower's obligation to make such payments.

     2.11 Interest Reserve. As set forth in Section 2.3 above, no part of the Construction Loan is designated for use as an interest reserve. Borrower shall make all interest payments from its own funds.

     2.12 Use of Proceeds. The proceeds of the Construction Loan shall be used by Borrower for payment of costs specified in the Budget.

     2.13 Security/Collateral. The Loans and all amounts owed under the Loan Documents shall at all times be secured by a first priority lien on the Real Property, pursuant to the Mortgage and the Security Documents.


                                    SECTION 3
                          CONDITIONS PRECEDENT TO LOANS

     Bank shall not be obligated to make the Mortgage Loan or the Construction Loan hereunder until all of the conditions set forth in this Section 3 shall have been satisfied.

     3.1 Closing Documents. Bank shall have received the following, each and all of which must, where applicable, be duly executed and sealed and be reasonably satisfactory to Bank in form and substance:

     3.1(a) This Agreement properly executed.

     3.1(b) The Note, in the form annexed hereto, as Schedule 3.1(b) .

     3.1(c) A certified copy of resolutions of the Board of Directors, or Members, as the case may be, of each Borrower in form satisfactory to the Bank, authorizing the execution, delivery and performance of this Agreement, the Note, the Mortgage, the other Loan Documents, the Security Documents, the Guaranty, and any other documents, agreements, instruments or writings to be delivered pursuant to this Agreement, the transactions contemplated by all of the foregoing documents and all such other and further actions in connection with this Agreement as designated officers of each Borrower may deem necessary and proper.

     3.1(d) Certificates by the Secretaries or other authorized officer of each Borrower and each U.S. Subsidiary as to the incumbency and signatures of the respective officers of the Borrower and U.S. Subsidiaries designated to sign the documents described in Section 3.

     3.1(e) Copy, certified by the respective Secretary of each Borrower and each U.S. Subsidiary, of its Certificate of Incorporation or Certificate of Formation, as the case may be, and any amendments thereto.

     3.1(f) Certificates of the Secretary of State (or other appropriate governmental authority) of each state or jurisdiction of organization of each Borrower and U.S. Subsidiary dated within thirty (30) days prior to the date of this Agreement, as to the good standing (or equivalent status) of each Borrower and each U.S. Subsidiary.

     3.1(g) Copy of each Borrower's and each U.S. Subsidiary's By-Laws or Operating Agreement, as the case may be, certified by its respective Secretary or other authorized person.

     3.1(h) A Certificate, satisfactory to the Bank in form and substance, of a reputable insurance company, licensed to conduct business in the State of New Jersey and each jurisdiction where the Borrower and each U.S. Subsidiary has an office evidencing appropriate insurance as required by Subsection 6.8 accompanied by evidence of the payment of the premiums therefor, with mortgagee loss payable endorsements naming Bank as an additional insured..

     3.1(i) The opinions of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, Sokol & Behot and Margulies Wind Herrington & Knopf, in form and substance satisfactory to the Bank and its counsel.

     3.1(j) UCC Financing Statements perfecting the Bank's security interest in and lien on (subject only to such prior liens and exceptions, if any, as the Bank previously shall have approved in writing) all the Construction Documents and Contracts assigned to the Bank pursuant to this Agreement and all of the Borrower's equipment, fixtures, and other personal property, if any, used in connection with the operation of the Premises (as more particularly described in the Mortgage), now or hereafter arising therefrom and whether or not installed on or affixed thereto, condemnation awards and insurance proceeds.

     3.1(k) The Mortgage from Borrower to Bank.

     3.1(l) A certified copy of resolutions of the Board of Directors of the Guarantor in form satisfactory to the Bank, authorizing the execution, delivery and performance of the Guaranty and Power of Attorney and all such other and further actions in connection therewith as designated officers of the Guarantor may deem necessary and proper;

     3.1(m) Copy, certified by the Secretary of each Borrower and each U.S. Subsidiary of its Certificate of Authority to Transact Business (or equivalent) as a foreign corporation in the states (or other jurisdictions) set forth in
Schedule 5.1 annexed hereto;

     3.1(n) Proof, satisfactory to the Bank in form and substance, of the satisfaction, termination and discharge of any Liens other than the Liens created by this Agreement and the other Loan Documents and Permitted Liens;

     3.1(o) UCC, federal tax lien, state tax lien, and upper court judgment searches and franchise tax lien certificates (or their equivalent) for each Borrower and U.S. Subsidiary; provided, however, that Borrower shall have sixty
(60) days following the date of this Agreement to provide all franchise tax certificates required hereunder showing that there are no franchise taxes due. If franchise taxes are due, Borrower shall pay the entire amount due within ten (10) days after delivering the franchise tax certificates to Bank;

     3.1(p) The Guaranty in the form annexed hereto as Schedule 3.1(p), duly executed by the Guarantor;

     3.1(q)  Assignment  of  Leases  and  Rents in the form  annexed  hereto  or
Schedule 3.1(q);

     3.1(r) Evidence of all zoning and planning approvals and permits issued by all governing agencies having jurisdiction over the Project. All such Permits shall be in final unappealable form and to the extent that they are conditional such conditions shall be acceptable to Bank.

     3.1(s) The Title Commitment for issuance of an ALTA form of mortgagee's title insurance policy in the full amount of the Loan. The Title Commitment shall insure that the Mortgage constitutes a valid, direct, first mortgage lien in an aggregate amount not less than the face amount of the Note upon the good, marketable title of the Borrower in and to the Premises without exceptions, except Permitted Exceptions.

     3.1(t) Affidavit of Robert M. Okin.

     3.1(u) A Phase I environmental audit report, prepared by an independent environmental engineering firm satisfactory to Bank, containing such environmental information as necessary, in Bank's sole discretion, to assist in the analysis and assessment of any potential hazardous or toxic waste conditions on the Premises or adjacent properties and which is otherwise satisfactory to Bank in its sole discretion.

     3.1(v) Duly executed copies of all Loan Documents.

     3.1(w) Funds Transfer Agreement in the form annexed hereto as Schedule 3.1(w) executed by the Borrower and the Guarantor;

     3.1(x) The Investment Management Account Agreement in the form annexed hereto as Schedule 3.1(x).

     3.1(y) The Project Budget in the form annexed as Schedule 3.1(y).

     3.1(z) An appraisal prepared by the Appraiser that is satisfactory to Bank in form and substance, and a loan to value ratio acceptable to Bank.

     3.1(aa) The Memorandum of Agreement in form and substance satisfactory to Bank and its counsel;

     3.1(bb) An initial commitment fee in the amount of $74,000.

     3.1(cc) Evidence that all past and current (if then due and payable) taxes and assessments applicable to the Premises or the Real Property have been paid in full.

     3.1(dd)(i) A survey of the Premises satisfactory to the Bank and its counsel, which survey shall be certified to the Bank and the Title Company. The survey shall show all parcels comprising the Premises, dimensions and locations of any Improvements, easements, rights of way, adjoining sites, encroachments and the extent thereof, establishing building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Bank may reasonably request.

     3.1(dd)(ii) An Affidavit of No Change from the Seller of the Premises with respect to the above Survey, in form and substance satisfactory to the Bank and its counsel.

     3.1(ee) Certificates or other evidence of the insurance required by Section
6.8 hereof, along with proof of payment of premiums therefor and "All Risk" and builders risk insurance policies, with extended coverage, written by a company reasonably satisfactory to the Bank, with a standard mortgagee clause running in favor of the Bank. The amount of coverage unless prohibited by law will be not less than the greater of (x) 100% of the insurable value of the Premises, as improved by the Improvements (including the Borrower's fixtures, equipment, etc., but excluding land) and (y) the maximum principal balance of the Loan.

     3.1(ff) All other closing documents, in form and substance reasonably satisfactory to Bank and its counsel, which Bank ordinarily requires in connection with the funding of the acquisition of real property and the funding of construction thereon, including, without limitation, affidavits of title of seller and purchaser, Notice of Settlement, and title endorsements.

     3.1(gg) Environmental Remediation Agreements.

     3.1(hh) [INTENTIONALLY LEFT BLANK]

     3.1(ii)[INTENTIONALLY LEFT BLANK]

     3.1(jj) Duly executed counterparts of the Construction Documents.

     3.1(kk) The Security Agreement in the form annexed hereto as Schedule 3.1(kk).

     3.1(ll) Lease between Cunningham Graphics Realty, L.L.C. and Cunningham Graphics, Inc.

     3.2 Additional Closing Documents for Advances. Prior to making the First Advance or any subsequent Advances from the Investment Account for construction of the Improvements, Bank shall received the following, each and all of which must be reasonably satisfactory to Bank in form and substance:

     3.2(a)  Invoices or other evidence  satisfactory to Bank  documenting  each item included in the First Advance.

     3.2(b) Construction Cost Breakdown in the form annexed hereto as Schedule 3.2(c).

     3.2(c) The Architect's or Construction Manager's Certification, executed by the Architect or Construction Manager, as the case may be.

     3.2(d) A Borrowing Certificate, in the form annexed hereto as Schedule3.2(d), dated the Borrowing Date, with appropriate insertions and attachments in form and substance satisfactory to Bank and its counsel, executed by a Responsible Officer.

     3.2(e) The Construction Management Agreement between Borrower and the Construction Manager, and, if requested by Bank, all agreements with contractors and any sub-contractors.

     3.2(f) The Architects Agreement.

     3.2(g) Assignment of Agreements Affecting Real Estate in the form annexed hereto as Schedule 3.2(g).

     3.2(h) Final revised Plans and Specifications, initialed to show Borrower's
approval,   satisfactory  in  form  and  content  to  Bank  and  the  Consulting
Professional.

     3.2(i) Assignment of Plans, Specifications and Reports.

     3.2(j)(A) Assignment of Construction Management Contract

     3.2(j)(B)   Acknowledgement  and  Consent  to  Assignment  of  Construction
Management Contract.

     3.2(k)(A) The Assignment of Architect's Agreement.

     3.2(k)(B) The Acknowledgement and Consent to Assignment of Architect's Agreement.

     3.3 Additional Conditions. The Bank shall not be obligated to lend to the Borrower hereunder unless at the time of any such loan:

     3.3(a) The Borrower shall have complied and shall be then in material compliance with all the terms, covenants and conditions of this Agreement which are binding upon it.

     3.3(b) All representations and warranties contained herein and otherwise made by Borrower in connection herewith shall be true and correct with the same effect as though such representations and warranties were made on and as of the date of the Borrowing.

     3.3(c) No condition, event or act exists which would constitute an Event of Default as defined herein, and no condition, event or act exists which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     3.3(d) No litigation and no proceeding nor investigation by or before any court, public body, agency or authority is impending or threatened, of which is aware, which may adversely affect the financial condition, business or operations of Borrower and its U.S. Subsidiaries taken as a whole or the Real Property.

     3.3(e) Neither the Improvements (to the extent then constructed) nor any other part of the Real Property shall have been damaged by any casualty valued at more than $10,000.00 or condemned, or threatened with condemnation, unless in the event of such casualty damage (but such exception not applying to condemnation), Bank shall have received insurance proceeds sufficient in the judgment of the Consulting Professional when added to (a) the undisbursed amount of the Construction Loan plus (b) any equity funds injected by Borrower prior thereto and/or simultaneously therewith, to effect the satisfactory restoration of the Improvements and any other affected part of the Mortgaged Property and to permit the completion of the Improvements prior to the Completion Date.

     3.3(f) [INTENTIONALLY LEFT BLANK]

     3.3(g) [INTENTIONALLY LEFT BLANK]

     3.3(h) There shall be no Event of Default under the Note, the Mortgage, this Agreement or any of the other Loan Documents. Provided, however, Bank may, in its sole discretion, make advances notwithstanding the existence of such Event of Default, and any advances shall be deemed to have been made pursuant to this Agreement and not in modification thereof and without same constituting a waiver by Bank of any of its remedies.

     3.3(i) The Mortgage shall constitute a valid and first lien on the Premises for the full amount then and theretofore advanced, free and clear of all liens and encumbrances.

     3.3(j) All proceedings taken on or prior to each advance in connection with the performance of this Agreement shall be satisfactory to Bank, and Bank shall be furnished with all relevant documents, reports, architect's certificates, affidavits and other information, including without limitation, construction and title affidavits, in form and substance reasonably satisfactory to Bank.

     3.3(k) No advance shall be due or payable while there is any lien or encumbrance upon the Improvements or the Premises other than the Permitted Exceptions, or while there is any charge, question or claim of any kind whatsoever, whether of record or not, which, in the opinion of counsel for the Bank, may constitute a cloud on the title to the aforesaid, render the title unmarketable or otherwise invalidate or have priority over the Bank's lien pursuant to the Mortgage or any portion thereof.

     3.3(l) Nothing contained herein or in any other documents or agreement contemplated hereby or executed approximately simultaneously herewith shall impose upon the Bank any obligation to see to the proper application of advances by the Borrower, Principal Contractor or other contractors or any subcontractors, and nothing shall prevent the Bank, at its option, from deducting from any advance any sums due to it from the Borrower for unpaid interest or for sums paid and expended by the Bank for taxes or assessments, for insurance, pursuant to the terms of this Agreement, the Note or the Mortgage given by the Borrower to the Bank.

     3.3(m) Such stipulations, subordinations, waivers, releases and discharges of mechanics' and materialmen's notices, claims, liens, lien rights and stop notices as the Bank may require.

     3.3(n) Affidavits from the Borrower that all money previously disbursed on the Construction Loan has been paid to all contractors and subcontractors and that there are presently no amounts owing to contractors, subcontractors, materialmen or laborers, other than with respect to the amounts requested to be disbursed and the holdbacks or retainage provided for under existing contractual arrangements between the parties.

     3.3(o) Proof that all insurance as required by the Bank under the Loan Documents is in full force and effect.

     3.4 No Advances Required. Bank shall have no obligation to make any advance if at such time the total amount owed on the Loans is greater than eighty percent of the Appraiser's estimated fair market value of the Premises as improved by the Improvements. Bank may obtain updates of the Appraisal from the Appraiser at any time while any amount remains owing under any of the Loan Documents, and Borrower will promptly pay the cost of such updates.

     3.5 Completion. The Improvements shall not be deemed completed for purposes of this Agreement until all of the following conditions shall have been satisfied:

     3.5(a)  The  Improvements  shall  have  been  completed   substantially  in
accordance with the Plans and Specifications.

     3.5(b) Bank shall have received the following, in each case in form and substance reasonably satisfactory to Bank:

     3.5(b)(i) Evidence of the approval of all appropriate Governmental Authorities of the Improvements as being complete as to construction; and the issuance of a temporary or permanent Certificate of Occupancy when the Improvements are fully occupied; provided, however, that if a temporary Certificate of Occupancy shall be obtained, a permanent Certificate of Occupancy shall be obtained not later than the earlier of (i) sixty (60) days thereafter or (ii) the Completion Date.

     3.5(b)(ii) The certification of the Architect and of the Consulting Professional that the Improvements have been completed substantially in accordance with the Plans and Specifications and that direct connection has been made to all appropriate utility facilities and the Improvements are ready for occupancy.

                                    SECTION 4

                               SECURITY AGREEMENT

     4.1 In consideration of the Bank making the Loans to Borrower, in accordance with the terms and conditions of this Agreement, and to secure payment and performance of all obligations of Borrower to the Bank pursuant to this Agreement, Borrower hereby assigns to the Bank and mortgages and grants to the Bank an undivided security interest in the Collateral.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     5.1 The Borrower and each U.S. Subsidiary is a corporation (or limited liability company) duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the character of the properties owned or the business transacted requires such qualification, except where the failure to qualify would not have a material adverse effect on the business or financial condition of either Borrower or such U.S. Subsidiary. Set forth on Schedule 5.1 hereof is a list of the jurisdictions in which each Borrower and each U.S. Subsidiary is qualified as a foreign corporation as of the date hereof.

     5.2 The Borrower has the requisite corporate power to execute, deliver and perform this Agreement and to borrow hereunder and has taken all necessary corporate action to authorize (i) the borrowing hereunder on the terms and conditions of this Agreement and (ii) the execution, delivery and performance of this Agreement. The Guarantor has the requisite corporate power to execute, deliver and perform its Guaranty.

     5.3 The  Borrower  and each U.S.  Subsidiary  possesses,  in full force and effect, all necessary franchises, franchise rights, patents, licenses, trademarks, trademark rights, trade names, trade name rights, alternate or fictitious name authorizations or certificates and copyrights to conduct its business as now conducted ,except where the failure to possess same would not have a material and adverse effect on its business, operations or financial condition. Neither the Borrower nor any U.S. Subsidiary has received any written notice and Borrower's and each U.S. Subsidiary's officers have received any oral or other notice of any infringement of the franchises, patents, licenses, trademarks, trademark rights, trade name, trade name rights, fictitious name authorizations or certificates and copyrights of others, which infringement allegation, if adversely determined, may materially and adversely affect the business, operations or financial condition of the Borrower or such U.S. Subsidiary.

     5.4 On the date hereof, the Borrower has no Subsidiaries except as set forth on Schedule 5.1 hereof.

     5.5 The Borrower and each U.S. Subsidiary is engaged in the business of graphic communications and printing (or is a holding company solely for one or more Subsidiaries so engaged) and conducts no other business or activities.

     5.6 All federal, state and foreign tax returns of the Borrower and each U.S. Subsidiary required by law to be filed have been duly filed or extensions obtained. All federal, state and foreign taxes, assessments and governmental charges or levies upon the Borrower and each U.S. Subsidiary or any of its properties, income, profits or assets which are due and payable have been paid or provided for, except such tax returns the non-filing of which, and such taxes the nonpayment of which, would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operation or business prospects of the Borrower or such U.S. Subsidiary and except for such taxes and assessments which the Borrower or such U.S. Subsidiary is disputing in good faith and for which the Borrower or such U.S. Subsidiary has established adequate reserves on its books for the payment of such disputed taxes or assessments in accordance with Generally Accepted Accounting Principles. The Borrower and each U.S. Subsidiary shall cause all future tax returns to be timely filed or extensions obtained therefor, and all future taxes and assessments to be paid when due.

     5.7 Except as set forth on Schedule 5.7 annexed hereto, there are no outstanding judgments, actions, proceedings, claims or investigations pending or, to the best of Borrower's knowledge after diligent inquiry, threatened before any court or governmental body which, if adversely determined, may materially and adversely affect the business, operations or affairs of the Borrower or any U.S. Subsidiary. There are no outstanding judgments, actions, proceedings, claims, or investigations pending, or to the best of Borrower's knowledge after diligent inquiry, threatened before any court or governmental body against or relating to the Premises.

     5.8 The Borrower and each U.S. Subsidiary has good and marketable title to all of the properties and assets owned by it, subject to no Liens except Permitted Liens, including without limitation, the Liens set forth on Schedule
5.8 annexed hereto.

     5.9 No consent or approval of any person, landlord or mortgagee, no waiver of any lien or right of distraint or other similar right, and no consent, license, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Borrower or any U.S. Subsidiary is required in connection with the execution, delivery and performance of the Agreement or the consummation of any other transactions contemplated hereby.

     5.10 There is no term of any contract, bond, note, indenture or other agreement or of any charter or other corporate restriction or of any judgment, decree, order, or to the best of Borrower's knowledge, any statute, rule or regulation which materially and adversely affects the business, operations or affairs, as presently conducted, of the Borrower or any U.S. Subsidiary or any of their respective assets, and to the best knowledge of the Borrower after diligent inquiry, neither the Borrower nor any U.S. Subsidiary is now in violation of any such term; and the execution, delivery and performance of, and compliance with, this Agreement will not (with or without the giving of notice of lapse of time, or both) result in any violation of, or be in conflict with, or constitute a default under, any such term, or result in the creation of any Liens upon any of the assets of the Borrower or any U.S. Subsidiary. The operations of the Borrower and each U.S. Subsidiary comply in all material respects with all laws, statutes, rules, regulations, ordinances and the like, applicable to them.

     5.11 Neither the Borrower nor any U.S. Subsidiary has, within the six (6) year period immediately preceding the date of this Agreement, changed its name, been the surviving corporation of a merger or consolidation, or acquired all or substantially all of the assets of any person or entity, except as set forth on
Schedule 5.11 annexed hereto.

     5.12 On the date hereof, the sole places of business of the Borrower and each U.S. Subsidiary and their respective addresses are set forth on Schedule
5.12 annexed hereto.

     5.13 The Borrower and each U.S. Subsidiary is in compliance in all respects with the applicable provisions of ERISA (or comparable law) and all regulations issued thereunder. No employee benefit plan as defined in ERISA (or such comparable law) maintained and administered by the Borrower or any U.S. Subsidiary, nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction as defined in the Internal Revenue Code of 1986 (or comparable law), which could subject the Borrower, any U.S. Subsidiary, any such plan or trust, or any trustee or administrator thereof, or any party dealing with any such plan or trust to the tax or penalty on prohibited transactions imposed by said Internal Revenue Code. Neither any of the plans nor trusts have been terminated, nor has there been any Reportable Event or accumulated funding deficiency as defined in ERISA (or comparable law), nor has the Borrower or any U.S. Subsidiary incurred any liability to the PBGC (or comparable authority).

     5.14 This Agreement and the other Loan Documents have been duly executed and delivered and constitutes the valid and legally binding obligation of the Borrower and/or the U.S. Subsidiary and/or Guarantor executing same, enforceable in accordance with their respective terms.

     5.15 The Borrower and each U.S. Subsidiary is solvent on the date hereof. For the purpose of this Agreement, the term "solvent" shall mean that: (a)the liquidation value of its property is in excess of the total amount of its debts; and (b) it is able to pay its debts as they mature.

     5.16  The  Borrower  has  furnished  to the Bank  predecessor  consolidated
(audited)  financial  statements  as  of  December  31,  1997  and  consolidated
(audited) financial statements of Roda Limited as of December 31, 1997. The financial statements of Borrower have been prepared in accordance with GAAP, and the financial statements of Roda Limited have been prepared in accordance with United Kingdom generally accepted accounting principles ("UK GAAP") consistently applied with footnote adjustments to GAAP. Such financial statements fairly present the financial condition and results of operations and changes in cash flows of the Borrower and Roda Limited, respectively, on the dates and for the periods involved. Such financial statements make full and adequate provision for all obligations, liabilities and commitments, fixed and contingent, of the Borrower and Roda as of the date of the financial statements. Since the date of the latest balance sheet contained in the above-referenced financial statements, there has been no material and adverse change in the financial condition of the Borrower or any U.S. Subsidiary not reflected in the financial statements as of that date, and since such date the business of the Borrower and each U.S. Subsidiary has not been materially and adversely affected by any occurrence, whether or not insured against.

     5.17 The advent of the year 2000 shall not adversely affect the Borrower's or any Subsidiary's operations or the performance of its information technology. Without limiting the generality of the foregoing, (i) the hardware and software utilized by Borrower and each Subsidiary are designed to be used prior to, during and after calendar year 2000 A.D. and such hardware and software will operate during such time period without error relating to date data, specifically including any error relating to, or the conduct of, date data which represents or references different centuries or more than one century, (ii) the hardware and software utilized by Borrower and each Subsidiary will not abnormally end or provide invalid or incorrect results as a result of date data, and (iii) the hardware and software utilized by Borrower have been designed to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations which accommodate same century and multicentury formulas and data values, and date data interface values that reflect the century.

     5.18 All information, reports and other papers and data furnished to the Bank were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or statement made to the Bank in connection with the negotiation, preparation or execution of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is know to the Borrower which has had or may in the future have a materially adverse effect upon the Borrower's or any U.S. Subsidiary's business, assets, liabilities, condition, financial or otherwise, or results of operations that has not been set forth in the financial statements furnished to the Bank or other reports or other papers or data otherwise disclosed in writing to the Bank.

     5.19 All property owned or utilized by Borrower and each U.S. Subsidiary, as well as all operations of Borrower and each U.S. Subsidiary, are to the best of Borrower's knowledge and due diligence in compliance and will continue to be in compliance with all federal, foreign, state, county, municipal and regulatory agency and equivalent laws, rules, regulations, and ordinances including, but not limited to, all applicable environmental laws and regulations.

     5.20 (a) Except as set forth on Schedule 5.7 hereto, there are no outstanding notices of violations of any Requirements of Law of any Governmental Authority having jurisdiction over the Premises and/or the Improvements.

     (b) The Plans and Specifications presently or hereafter existing for the construction of the Improvements on the Premises as well as such Improvements constructed thereon as of the date hereof and thereafter do and shall, and the use of the Premises and Improvements does and shall:

          (i) Comply with all applicable zoning, environmental protection, subdivision, health, use and building codes, statutes, laws, regulations, ordinances and all Requirements of Law.

          (ii) The use and occupancy of said Improvements for their intended purposes does not and will not, if constructed in accordance with the Plans and Specifications, conflict with any Requirements of Law.

          (iii) All necessary Permits required at the stage of construction reached at the time of the First Advance have been issued, Borrower shall obtain all additional ones as and when required to construct the Improvements, and knows of no reason why such additional permits will not issue in the ordinary course and when needed for the particular stage of construction.


                                    SECTION 6
                              COVENANTS BY BORROWER

     The Borrower covenants and agrees that:

     6.1 The Borrower and each U.S. Subsidiary shall preserve and keep in full force and effect its respective corporate existence and all franchises, rights and privileges necessary, in the reasonable judgment of the Borrower's management, to the proper conduct of its respective business, including, without limitation, all necessary franchises, patents, licenses, trademarks, trademark rights, trade name rights, fictitious name authorizations or certificates and copyrights without any unlawful conflict with such franchises, patents, licenses, trademarks, trademark rights, fictitious name authorizations or certificates and copyrights of others.

     6.2 The Borrower shall promptly deliver to the Bank copies of any amendments or modifications to its or any U.S. Subsidiary's certificate of incorporation and by-laws (or equivalent documents), certified with respect to the certificate of incorporation (or equivalent) by the Secretary of State of the state or jurisdiction of incorporation (or similar authority), and, with respect to the by-laws (or equivalent), by the Secretary of the Borrower and each U.S. Subsidiary.

     6.3 The Borrower and each U.S. Subsidiary shall comply in all material respects with all laws, ordinances, rules and regulations, now or hereafter in effect, applicable to it of any federal, state, regional or local government or any instrumentality or agency thereof.

     6.4 The Borrower and each U.S. Subsidiary shall pay and discharge, as they become due, all its respective obligations, in accordance with their terms, including without limitation, all taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon it or incurred by it or its properties and assets and provide the Bank, if requested, evidence of said taxes, assessments, debts, claims and charges, and of payment thereof, except taxes, assessments, debts, claims and charges contested in good faith in appropriate proceedings.

     6.5 The Borrower and each U.S. Subsidiary shall maintain, preserve and keep all its properties, equipment and assets reasonably necessary for its business in good repair, working order and condition, reasonable wear and tear excepted, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency of all such properties and assets shall at all times be properly preserved and maintained.

     6.6 The Borrower and each U.S. Subsidiary having its principal offices located in the

Bank's marketing area shall maintain such business operating bank accounts at the Bank as the parties may reasonably agree from time to time in good faith. If the parties cannot agree as to the maintenance of such operating accounts, Bank shall have the right to increase the interest rate on the Loan by one-half (.5%) percent. In such case, the parties shall execute and deliver modifications of the Loan Documents in form and substance reasonably acceptable to the parties and their counsel.

     6.7 The Borrower and each U.S. Subsidiary having operations or facilities in New Jersey shall execute and comply with the terms of the Environmental Rider annexed hereto as Schedule 6.7, the indemnification provisions of which shall survive termination of this Agreement.

     6.8 Borrower shall provide and maintain in full force and effect at all times, certificates or other evidence of insurance in such forms and covering such risks and hazards and in such amounts and with such companies as Bank may reasonably require, satisfactory to Bank and otherwise as may be required under the provisions of the Mortgage, and shall deliver signed original policies relating thereto to Bank. Such policies shall require the insurer to give Bank at least thirty (30) days notice prior to termination, cancellation or expiration. All renewal policies, certificates or evidence of insurance, with premiums paid, shall be delivered to Bank at least twenty (20) days before expiration of the old policies. All insurance policies shall contain extended coverage and replacement loss endorsements, or the equivalent thereof, and shall be endorsed with a standard mortgagee/loss payee clause in favor of Bank, not subject to contribution. During periods when construction shall be taking place on the Premises, Borrower shall maintain standard Builder's Risk Insurance as required by Subsection 3.1(ee)hereof.

     The Borrower shall not permit any condition to exist which would wholly or partially invalidate the insurance and shall make all payments for insurance premiums for which provision has been made herein or in the Mortgage, and in default thereof and after ten (10) business days following Bank's receipt of written notice, the Bank may pay the same and the Borrower shall reimburse the Bank therefor on demand by Bank and delivery to Borrower of a paid receipt therefor. Bank shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers, payment of losses or otherwise in connection with such insurance. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by reason of the failure or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatsoever the insurance shall be unsatisfactory to Bank, in Bank's reasonable discretion, Borrower shall place new insurance on the Mortgaged Property with companies having a Best's rating of B+ XII or better, reasonably satisfactory to Bank. Borrower shall, immediately upon becoming aware of any loss or damage to the whole or any portion of the Premises or of the Improvements and the equipment now or hereafter located thereon, give immediate notice in writing to Bank, and Bank may make proof of loss if not made promptly by Borrower. All such policies, including policies for any amounts in excess of the required minimum and policies not specifically required by Bank, together with any unearned premiums thereon, are hereby assigned to the Bank as further security for the Loans. Borrower shall also furnish evidence, from time to time when requested by Bank, that workers' compensation insurance and public liability insurance have been obtained and are being maintained by or on behalf of Borrower in amounts and with companies reasonably satisfactory to Bank. Each insurance company concerned is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to Bank instead of to Borrower and Borrower appoints Bank, irrevocably, as Borrower's attorney-in-fact to endorse any draft therefor.

     6.9 [INTENTIONALLY LEFT BLANK]

     6.10 Except for Permitted Liens, the Borrower shall not directly or indirectly permit to exist any Liens with respect to the Real Property except with the prior written consent of the Bank.

     6.11 The Borrower shall promptly notify the Bank of any litigation, actions, proceedings, claims or investigations pending or threatened against the Borrower, wherein claimant seeks to recover in excess of $100,000.00 and of the entry of any judgment in excess of $100,000.00 against the Borrower or the entry of any Liens securing any obligation or obligations in excess of $100,000.00 (individually or in the aggregate), other than Permitted Liens, against any of its assets.

     6.12 Neither the Borrower nor any U.S. Subsidiary shall engage in any business other than the business specified in Section 5.5 without the prior written consent of the Bank which consent shall not be unreasonably withheld or delayed.

     6.13 The Borrower shall deliver to the Bank the following financial and other reports of the Borrower:

     (a) At such time as the Borrower is required to file its Form 10-K with the Securities Exchange Commission, an audited balance sheet as at the end of such year and audited statements of income thereof for such year, all in reasonable detail and prepared and certified by independent certified public accountants acceptable to Bank.

     (b) Not later than two (2) days after filing same with the Securities and Exchange Commission, copies of the Borrower's Annual Report to Stockholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement and any other reports filed with or filings made with the Securities and Exchange Commission. With respect to the financial statements included in the Reports on Form 10-Q, the chief financial officer of the Borrower shall certify same as complete and correct, which certificate shall include a statement of his examination (which shall include a review of the relevant provisions of this Agreement) and stating whether his examination has disclosed the existence of any condition or event which constitutes an Event of Default, and, if so, specifying the nature and period of existence thereof; and

     (c) Within ten (10) days after the Bank's request therefor, such additional information regarding the financial condition and affairs of the Borrower as the Bank shall reasonably require;

     6.14 The Borrower agrees to pay by check or bank account debit at the time of execution of the Loan Documents the Bank's attorneys' fees in addition to disbursements in connection with the preparation of this Agreement and all related documents (i.e., search fees, filing fees, etc.), and to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses

(including reasonable attorneys' fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to: (i) the reasonable costs of the administration, enforcement, interpretation, amendment, modification, waiver or consent of any of the Loan Documents; (ii) the reasonable costs of the exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof or allowability of any claim or receivership proceeding or otherwise;
(iii) any proceeding or any investigation or claim and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents whether or not the Bank is a party thereto; (iv) any liabilities with respect thereto, or resulting from any delay in paying stamp and other taxes, if any, which may be payable or determined to be payable in connection with the Loan Documents; and (v) the failure of the Bank to take action in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein.

     6.15 [INTENTIONALLY LEFT BLANK]

     6.16 The Borrower shall, at all times and in accordance with generally accepted accounting principles, consistently applied, keep complete and accurate books and records concerning its business, affairs and operations and concerning its properties and assets.

     6.17 The Borrower shall from time to time permit the Bank and its agents during Borrower's regular business hours to make field audits of the Borrower or otherwise to inspect or examine the properties and assets of the Borrower and further to examine, check, audit, make copies of or extracts from any of the Borrower's books, records, journals, receipts, orders, correspondence or other data and to independently verify the orders and accounts receivable of Borrower. Unless and until an Event of Default shall have occurred and be continuing, audits shall be at the expense of the Bank.

     6.18 In the event Borrower shall institute a "defined benefit Plan", as defined in Section 414(j) of the Code, the Borrower shall furnish to the Bank:
(i) as soon as possible and in any event within thirty (30) days after the Borrower or a duly appointed administrator of a defined benefit Plan knows or has reason to know that any Reportable Event has occurred with respect to any defined benefit Plan, a statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC; (ii) promptly after the filing thereof with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report or notice with respect to each defined benefit Plan; and (iii) promptly after receipt thereof, a copy of any notice the Borrower or any other member of a Controlled Group of the Borrower may receive from the United States Department of Labor, the Internal Revenue Service or the PBGC with respect to any defined benefit Plan. The above shall apply as nearly as possible to any foreign U.S. Subsidiary under the laws, rules and regulations applicable to it.

     6.19 The  Borrower  shall use the Loans only for the  purposes set forth in
Section 2.1.

     6.20 The Bank may from time to time in the Bank's sole discretion hold and treat any deposits or other sums at any time credited by or due from the Bank to the Borrower and any securities or other property of the Borrower in possession of the Bank, whether for safekeeping, investment or otherwise, as collateral security for and apply or set off the same against any of the Obligations of the Borrower to the Bank. Without limiting the generality of the foregoing, if at any time the amount of the loans or advances by the Bank as allowed by this Agreement shall be exceeded, the Borrower shall pay to the Bank, in immediately available funds, the amount of such excess if the Bank so requests, or the Bank may charge such amount against any deposit account of the Borrower with the Bank.

     6.21 Except as otherwise expressly provided herein, without the prior written consent of the Bank, neither the Borrower nor any U.S. Subsidiary shall:

     (a) [INTENTIONALLY LEFT BLANK]

     (b) Assume, guarantee, endorse or otherwise become liable, in connection with the Obligations of any person, firm or corporation except:

          (i) Liabilities resulting from product warranties made in the ordinary course of business;

          (ii)   Liabilities   resulting  from  its   endorsement  of  items  or
     instruments  for deposit or collection in the ordinary  course of business;
     or

          (iii) Assumptions, guarantees, endorsements or other liabilities for obligations which in the aggregate do not exceed $5,000,000 at any time outstanding;

     (c) [INTENTIONALLY LEFT BLANK]

     (d) Purchase, lease, or otherwise acquire the capital stock, properties, assets or real estate, or any interest therein, of any Person, except the Premises and purchases, leases or other acquisitions of inventory and equipment made in the ordinary course of business in bona fide arm's length transactions and acquisitions of capital stock or assets so long as the Borrower will be in compliance with Section 6.22 and the other provisions of this Agreement, and further provided that at least ten (10) Business Days prior to entering into any agreement, whether written or oral, to acquire such capital stock or assets, the Chief Financial Officer of the Borrower shall provide to Bank a notice containing the material terms of such acquisition and a computation showing that such acquisition will comply with the financial covenant set forth in Section
6.22 and will be in compliance with the other terms of this Agreement. Notwithstanding the foregoing, no such notice need be given if the Borrower is not using the Revolving Line of Credit to fund all or part of such acquisition and the cash portion of the Purchase Price is less than $1,000,000;

     (e) [INTENTIONALLY LEFT BLANK]

     (f) [INTENTIONALLY LEFT BLANK]

     (g) Purchase or acquire the obligations, securities or stock of (except stock purchases in connection with acquisitions permitted hereunder), or make loans, advances or capital contributions to, any person, firm or corporation, except:

          (i) Marketable direct obligations of the United States of America;

          (ii) Commercial paper issued by corporations conducting substantially all of their business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated "prime" by the National Credit Office;

          (iii) Bonds of any state, county, or municipality of the United States of America, (w) which mature within two years from the date of acquisition thereof, and (x) which are not in default as to principal or interest, and
     (y) which are rated AA, or better, by Moody's Investors Service, and (z) the interest of which is exempt from federal income tax;

          (iv) Customer's notes, chattel paper, or the like received as non-cash proceeds of the sale of any inventory in the ordinary course of business;

          (v) Certificates of deposit and repurchase agreements;

     (h) Make any new loans or advances (individually or in the aggregate exceeding at any one time the sum of $500,000.00) to any of its officers or senior management; or

     (i) [INTENTIONALLY LEFT BLANK]

     6.22 Without the prior written consent of the Bank, the Borrower shall not cause, suffer or permit on a consolidated basis:

     (a) the Minimum Fixed Charge Coverage Ratio at the end of each fiscal quarter, defined as EBITDA for the four most recently completed fiscal quarters minus unfunded capital expenditures, divided by all interest expense and all scheduled principal payments of Total Funded Debt for the four most recently completed fiscal quarters, to be less than 2.5:1; provided, however, for purposes of this Subsection 6.22(a) only, unfunded capital expenditures shall exclude (i) the amounts expended by Borrower on Improvements, and (ii) the sum equal to Borrower's contribution to the purchase price of the Premises in excess of the Mortgage Loan; or

     (b) The Maximum Leverage Ratio, defined as the ratio of Total Funded Debt to EBITDA, at the end of any fiscal quarter, to exceed 4.0:1; provided, however, for purposes of this Subsection 6.22(b) only, Total Funded Debt shall exclude the sum equal to the outstanding principal amount of the Loans at the end of the fiscal quarter for which the Maximum Leverage Ratio is being computed.

     6.23 The Borrower and each Subsidiary shall, upon becoming aware thereof, immediately notify the Bank of the occurrence of an Event of Default and shall further notify the Bank of the nature and period of existence thereof.

     6.24 The Borrower and each Subsidiary shall observe, perform and comply with, and shall continue, until all Obligations of the Borrower to the Bank pursuant to this Agreement are fully paid and satisfied, to observe, perform and comply with, all of its covenants made in this Agreement.

     6.25 The Borrower shall not directly or indirectly apply any part of the proceeds of any loan under this Agreement which violates or which is inconsistent with the provisions of any regulations of the Board of Governors of the Federal Reserve System or any regulations, interpretations or rulings thereunder as from time to time in effect, or any substantially similar orders or regulations in substitution therefor or in addition thereto.

     6.26 (a) Borrower will commence construction of the Improvements within thirty (30) days of the date hereof and shall complete (as such term is used in Subsection 3.2 above) the construction and equipping of the Improvements with due diligence on or before the Completion Date, subject to and in accordance with the Plans and this Agreement. The Improvements shall be constructed and equipped in full compliance with the Requirements of Law affecting the Real Property and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Premises are situated. All work shall be performed in a good and workmanlike manner.

     (b) Borrower will not engage or continue to employ any contractor, subcontractor or materialman who may be objectionable to Bank, in the exercise of reasonable business judgment.

     (c) Immediately after receiving notice from Bank, Borrower will remove from the Premises all materials and all portions of the construction which Bank may condemn as failing in a substantial way to conform with the Plans or any permits and/or approvals of the Project, and will make good all portions of the construction damaged by such removal.

     (d) Borrower shall make or cause to be made payments to all contractors, subcontractors, laborers and materialmen, when due, and to obtain and deliver to Bank and the Title Company, lien waivers (if applicable), subordination of lien, releases of liens, releases of notices of unpaid balance and right to file lien, affidavits of payment and any and all other documents and instruments necessary to induce the title insurer to at all times insure the lien of the Mortgage free and clear of mechanics' and materialmen's' liens and the like. Borrower shall furnish to Bank and file with public authorities as appropriate such lien waivers (if applicable), subordinations of lien, affidavits, and/or releases, together with paid receipts, as Bank and/or the Title Company and/or other applicable title insurance companies may require prior to the commencement of construction of the Improvements and from time to time thereafter to assure proper expenditure of advances made or to be made by Borrower hereunder. All contracts executed by Borrower shall contain the following requirements: (i) the contractor shall provide Borrower with a monthly requisition for payment, verified under oath, setting forth the names and addresses of all persons or entities providing services, labor, material or equipment in connection therewith, who may have a right to file a construction lien pursuant to New Jersey P.L. 1993, C. 318, Section 37 (the "New Jersey Construction Lien Law") and Borrower may reject the requisition for payment if such listing is not included; and (ii) the contractor's failure to strictly comply with the New Jersey Construction Lien Law shall, at Borrower's option, be deemed to be a breach of the contract entitling the Borrower to terminate same.

     6.27 Borrower shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and under the other Loan Documents, the Construction Documents, the Construction Management Agreement and the Tenant Leases.

     6.28 Immediately upon becoming aware of the same, Borrower shall commence to correct (a) any defect in the Improvements and (b) any departure from the Plans, other than approved modifications and amendments thereof and as provided in permitted Change Orders.

     6.29 The Improvements shall be constructed entirely on the Premises and shall not encroach upon or overhang (unless consented to by the affected property owner) any easement or right-of-way or the land of others, and when erected shall be wholly within any building restriction lines, however established. Neither the construction of the Improvements nor the use thereof will violate any Requirements of Law. No Improvements shall constitute an addition to the Premises or expansion of any part thereof, but shall only constitute renovations of existing structures and systems.

     6.30 Bank and the Consulting Professional, or designated representatives of either of them, shall have the right of entry and free access to the Improvements and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect with or without advance notice during normal business hours at the office of Borrower, all books, contracts and records of Borrower relating to the Improvements, all such reviews to be done in a manner so as not to unreasonably interfere with Borrower's operations.

     6.31 [INTENTIONALLY LEFT BLANK]

     6.32 [INTENTIONALLY LEFT BLANK]

     6.33 Borrower shall pay all expenses reasonably incurred by Bank with respect to any and all transactions contemplated herein and the preparation of any document required hereunder and the prosecution or defense of any action or proceeding or other litigation affecting Borrower, the Real Property, or any other security given for the Loans, including (without limiting the generality of the foregoing) all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', Consulting Professionals', accountants' and attorneys' fees and disbursements and will reimburse to Bank all expenses paid by Bank of the nature described in this Subsection 6.33 which have been or may be reasonably incurred by Bank with respect to any and all of the transactions contemplated herein. If Borrower fails to pay such amounts on demand, Bank may pay or deduct from the Construction Loan proceeds any of such expenses and any Construction Loan proceeds so applied shall be deemed advances under this Agreement and shall be secured by the Mortgage.

     6.34 Borrower shall submit an Architect's or other evidence satisfactory to Bank and Bank's counsel that upon completion, the Project and the Premises will be in compliance with the

Americans With Disabilities Act, 42 U.S.C. 12111, et seq. and all regulations promulgated thereunder.

     6.35  Borrower  shall  not  create  or suffer to exist any Lien on the Real
Property, or any part thereof whether superior or subordinate to the Mortgage which is not discharged within thirty (30) days, or (b) sell or convey the Premises, except that the Real Property may be subject to the lien of the Loan Documents which secure payment of the Note, real estate taxes and assessments, sewer rents and water charges, if applicable, not yet due and payable, and the Permitted Exceptions.

     6.36 Modify or supplement the Plans and Specifications without the prior written consent of the Consulting Professional and Bank, which shall not be unreasonably withheld.

     6.37 Except as otherwise permitted herein or under any of the other Loan Documents, the Borrower shall not surrender, terminate, cancel, rescind or supplement, alter, revise, modify or amend any of the Construction Documents or permit any such action to be taken.

                                    SECTION 7
                                EVENTS OF DEFAULT

     There shall be an Event of Default by the Borrower under this Agreement upon the occurrence of any one of the following:

     7.1 The Borrower's, Guarantor's or U.S. Subsidiary's failure to pay, when due, on demand or at maturity (whether as stated or by acceleration), as the case may be, any payment of principal, interest or other charges due and owing to the Bank pursuant to any Obligations of the Borrower, Guarantor or U.S. Subsidiary to the Bank, which breach remains uncured for a period of ten (10) days from the date such payment is due.

     7.2 A material breach by the Borrower, Guarantor or any U.S. Subsidiary of any other covenant contained in this Agreement or the other Loan Documents, including, without limitation, those covenants contained in Section 6, which breach remains uncured for a period of thirty (30) days following notice thereof from the Bank to the Borrower.

     7.3 If any warranty or representation made by the Borrower to the Bank, whether past, contemporaneous or future, including, without limitation, the warranties and representations contained in Section 5, shall be false or misleading in any material respect when made, or if any financial statement given by the Borrower to the Bank shall be false or misleading in any material respect.

     7.4 Upon dissolution, termination of existence, insolvency, appointment of a trustee, receiver or custodian of all or any part of the properties or assets of the Borrower or any U.S. Subsidiary, upon an assignment for the benefit of creditors by, the calling of a meeting of creditors of, or the commencement of any proceeding under any bankruptcy or insolvency laws of any state or of the United States or any foreign jurisdiction applicable to any U.S. Subsidiary by the Borrower or any U.S. Subsidiary or the commencement of any proceeding under any bankruptcy or insolvency laws of any state, or of the United States, or any foreign jurisdiction applicable to any

U.S. Subsidiary against the Borrower or any U.S. Subsidiary, which proceeding is not vacated within thirty (30) days of its commencement, or upon the entry of an adjudication of insolvency or order for relief therein.

     7.5 [INTENTIONALLY LEFT BLANK]

     7.6 If, in the good faith opinion of the Bank, there is any material adverse change in the Borrower's business or financial condition.

     7.7 A final judgment in excess of $250,000,000 (net of insurance coverage) is entered against the Borrower and same remains undischarged for a period of sixty (60) days, unless such judgment is being contested in good faith and the judgment debtor has posted any required bond with respect thereto.

     7.8 If at any time title to any part of the Mortgaged Property is not satisfactory to Bank by reason of any lien, encumbrance or other defect (even though the same may have existed at the time of any prior advance), except the Permitted Exceptions, and such lien, encumbrance or other defect is not corrected within thirty (30) days after notice to Borrower, or if the same can be corrected without material adverse effect upon Bank but not within such period, then if the Borrower does not promptly commence curing upon receipt of notice [but in any event within thirty (30) days after receiving notice] and diligently and continuously prosecute such correction to a successful conclusion.

     7.9 If Borrower assigns any of this Agreement or any Advance to be made hereunder or any interest in either.

     7.10 (a) If the Improvements are, in Bank's judgment, damaged or destroyed by fire or any other cause including without limitation, flood, wind, or other natural cause, if the same occurs prior to completion of the Improvements and the restoration thereof cannot reasonably be expected to be completed so the Improvements will be completed on or before the Completion Date, or (b) if a condemnation or eminent domain proceeding in respect of any substantial part of the Mortgaged Property is commenced. For the purposes of this Section "substantial" shall mean a material taking or adverse change in the ingress or egress of the Mortgaged Property or a taking of twenty (20%) percent of the land or the building.

     7.11 If there is any cessation of construction of any portion of the Improvements for any period after the date of commencement of construction of that particular portion of the Improvements in excess of forty-five (45) consecutive days, subject to delays caused or occasioned by strikes, lockouts, labor disputes, acts of God, governmental action (other than the failure to issue permits), fire or other casualty, equal to one day for each day of delay, provided, however, such delays do not exceed fifteen (15) days in the aggregate.

     7.12 If the construction of the Improvements, or any part thereof, shall be in a manner materially other than as herein provided and as provided in the Plans and change orders, and Borrower fails to conform the same to the reasonable satisfaction of Bank within thirty (30) days following notice of same received from Bank.

     7.13 If (a) Borrower executes any mortgage on the Real Estate or the Improvements, or other security agreement on any materials, fixtures or articles of personal property used in the construction or operation of the Improvements or if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership thereof does not vest unconditionally in Borrower free from encumbrance or (b) any such materials, fixtures or articles are not substantially in accordance with the Plans, or (c) Borrower does not furnish to Bank upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Borrower claims title to such materials, fixtures or articles.

     7.14 If Borrower shall fail to inject equity funds when required under Subsection 2.8 above.

     7.15 If Borrower fails, within fifteen (15) days after notice from Bank or from any Governmental Authority, to comply with any requirement of any Governmental Authority, subject to Borrower's right to contest same; provided such failure or contest does not materially adversely affect the continued construction of the Improvements or completion by the Completion Date.

     7.16 If Borrower does not within ten (10) Business Days after request from Bank after entering into a contract for the construction of any part of the Improvements or the furnishing of labor or materials therefor, disclose to Bank the names of all persons with whom Borrower has so contracted, or fails to deliver to Bank within ten (10) Business Days after request, copies of all such contracts, provided, however, such contract does, in Bank's reasonable judgment, have an adverse affect on Bank's security.

     7.17 If any default by Borrower shall occur under any of the Construction Documents, after the expiration of any applicable grace period therein provided.

     7.18 If as of the close of business on the Completion Date the Improvements have not been completed, or if Bank reasonably determines during the course of construction that the Improvements cannot be substantially completed by the Completion Date. If Bank so determines, it shall permit Borrower to present to it evidence that it can complete the Improvements by the Completion Date and will duly consider any such evidence in making its determination.

     7.19 (a) In the event that a building permit which enables full construction of the Improvements is not issued or, in Bank's reasonable discretion, will not be issued in a timely manner so as to enable completion of the Improvements prior to the Completion Date, Bank will not be obligated to make any further advances of the Construction Loan and may declare the entire unpaid principal balance, together with all accrued interest and all other sums owing under the Note immediately due and payable, without presentation, demand, or further action of any kind.

     (b) If any Permit shall not be issued, shall be revoked or otherwise cease to be in full force and effect, unless Borrower promptly commences and diligently pursues obtaining an extension or issuance of a new one and Bank, in its sole discretion, determines that such Permit not being in full force and effect will not materially adversely affect the Project or Bank.

     7.20 Any Guaranty shall cease for any reason to be in full force and effect or any Guarantor shall so assert or any representation or warranty made by any Guarantor to or for the benefit of Bank shall prove to have been incorrect in any material respect on or as of the date made.

     7.21 Any of the Security Documents shall cease for any reason to be in full force and effect, or Borrower shall so assert in writing.

     7.22 If at any time in Bank's judgment the total amount owed on the Loan is greater than eighty (80%) percent of the Appraiser's estimated value of the Premises. Bank may obtain updates of the Appraisal from the Appraiser at any time while any amount remains owing under any of the Loan Documents, and Borrower will promptly pay the cost of such updates.

                                    SECTION 8
                           BANK'S RIGHTS AND REMEDIES

     8.1 Remedies. From and after and during the continuation of an Event of a Default, Bank may, at its option, without further demand, notice or delay, do any or all of the following:

     (a) Declare the entire unpaid principal balance of the Note to be due and payable immediately. Thereupon, said principal, all accrued interest and all other sums owed under the Loan Documents shall become immediately due and payable. Thereafter, the default may be cured only by the payment of the entire principal balance and all other sums owing under the Note, the Mortgage and the other Loan Documents. In addition, upon the occurrence of an Event of Default, Borrower and Guarantors shall be liable to Bank for all reasonable attorneys' fees and costs incurred by Bank in connection with enforcement of its rights under any of the Loan Documents or in any way related to any of the Loan Documents, together with interest thereon at the Default Rate.

     (b) Bank may (a) exercise the rights available to it under the Uniform Commercial Code, or (b) take such other action at law or in equity for the enforcement of this Agreement or any of the other Loan Documents. Bank may proceed in any such action to final judgment and execution thereon for all sums owed under the Loan Documents, together with interest on such sums as provided therein, all costs of suit and reasonable attorneys' fees. Interest shall accrued on the judgment amount at the Default Rate from the date of judgment until the judgment amount is paid in full.

     (c) [INTENTIONALLY LEFT BLANK]

     (d) Receive and have access to printouts and all other information respecting financial records of the Borrower and each U.S. Subsidiary maintained by external computer service companies;

     (e) Without waiving any default or releasing Borrower from any obligation under any of the Loan Documents or under any Lease: (a) collect any or all of the rents, including any rents past due and unpaid, (b) perform any obligation or exercise any right or remedy of

Borrower under any Lease, or (c) enforce any obligation of any tenant of any of the Real Property. Bank shall not be obligated to do any of the foregoing, even if Bank may have previously performed any such obligation or exercised any such remedy. Bank may exercise any such right whether or not Bank shall have entered into possession of any of the Real Property; and nothing herein contained shall be construed as constituting Bank a "mortgagee in possession" unless Bank shall have entered into and shall remain in actual possession of the Real Property. Borrower shall indemnify Bank and hold Bank harmless from any and all liability under any lease and from any and all claims and demands which may be asserted against Bank by reason of any alleged obligations to perform any provision of any lease, except as to Bank's own negligence or willful misconduct.

     (f) Subject to conditions of record or recorded at Closing, without waiving any default or releasing Borrower from any obligation under any of the Loan Documents or under any Lease: enter upon and take possession of any of the Real Property, with or without legal action, or have a receiver appointed. Bank or said receiver may manage and operate any of the Real Property; make, cancel, enforce or modify leases for terms shorter or longer than the term of the Note; obtain and evict tenants; establish or change the amount of any rents; and
perform any acts which Bank deems proper to protect the security of the Mortgage. After deduction of all reasonable costs and expenses of operation and management of the Real Property and of collection of the rents (including reasonable attorneys' fees, administration expenses, management fees and brokers' commissions), Bank may apply the rents received by Bank to the payment of any or all of the following, in such order and amounts as Bank, in its sole discretion, may elect: liens on any of the Real Property, taxes, claims, insurance premiums, other carrying charges, invoices of persons who have supplied goods or services to or for the benefit of any of the Real Property, costs and expenses of maintenance, repair, restoration, alteration or improvement of any of the Real Property, or the outstanding principal balance of the Loans. Bank may, in its sole discretion, determine the method by which, and extent to which, the rents will be collected and obligations of tenants enforced; and Bank may waive or fail to enforce any right or remedy of the landlord under a lease. Bank shall not be accountable for any rents or other sums it does not actually receive. After an Event of Default, Borrower hereby appoints Bank as its attorney-in-fact to perform all acts which Borrower is required or permitted to perform under any and all leases.

     (g) Bank may disaffirm and cancel any lease which is subordinate to the Mortgage at any time before the expiration of sixty (60) days after Bank acquires legal title to the Real Property by any transfer pursuant to the exercise of a remedy hereunder or otherwise, even though Bank shall have enforced such lease, collected rents thereunder or taken any action that might be deemed by law to constitute an affirmance of the lease. Such disaffirmance shall be made by notice addressed to the tenant at the Real Property or, at Bank's option, such other address of the tenant as may be provided in that tenant's lease.

     8.2 In addition to the above remedies, if an Event of Default under this Agreement has occurred, the Bank shall have the right and remedy, without posting bonds or other security, to have any provision of the Loan Documents specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such Event of Default will cause irreparable injury to the Bank and that money damages will not provide an adequate remedy thereto.

     8.3 Bank may exercise all of the rights and remedies provided in this Agreement or any of the other Loan Documents, or which may be available to Bank by law, and all such rights and remedies may be cumulative and concurrent and may be pursued singly, successively or together, at Bank's sole discretion, and may be exercised as often as occasion therefor shall occur. Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, or pursuant to any other judicial proceedings under the Mortgage, may be sole in one parcel, as an entirety, or in such parcels, and in such manner or order as Bank, in its sole discretion, may elect.

     8.4 (a) Upon the occurrence of an Event of Default under this Agreement, Bank may, in addition to any other remedies which Bank may have under this Agreement or by statute or by rule of law, enter upon the Premises and perform all work and labor necessary to construct, equip and complete the Improvements substantially in accordance with the Plans and employ watchmen to protect the Premises form injury, all at the risk, cost and expense of Borrower. Bank shall have the right at any and all times to discontinue any work commenced by it in respect of the Improvements or to change any course of action undertaken by it and shall not be bound by any limitations or requirements of time whether set forth herein or otherwise. Bank shall have the right and power (but shall not be obligated) to assume any contract made by or on behalf of Borrower in any way relating to the Improvements and to take over and use all or any part or parts of the labor, materials, supplies and equipment contracted for, by, or on behalf of Borrower, whether or not previously incorporated into the Improvements, all in the sole and absolute discretion of Bank.

     (b) In connection with any construction of the Improvements undertaken by Bank pursuant to the provisions of this Subsection, Bank may: (a) engage builders, contractors, architects, and others for the purpose of furnishing labor, materials and equipment in connection with any construction of the Improvements, (b) pay, settle or compromise all bills or claims which may become liens against any of the Real Property, or which have been or may be incurred in any manner in connection with the construction, completion and equipment of the Improvements or for the discharge of liens, encumbrances or defects in the title of any of the Real Property, and (c) take such other action (including the employment of watchmen to protect the Improvements) or refrain from acting under this Agreement as Bank may in its sole and absolute discretion from time to time determine without any limitation whatsoever.

     (c) Borrower and Guarantor shall be liable to Bank for all sums paid or incurred by Bank for the construction, completion and equipment of the Improvements substantially in accordance with the Plans, whether the same shall be paid or incurred pursuant to the provisions of this Subsection or otherwise, and all payments made or liabilities incurred by Bank under this Agreement of any kind whatsoever shall be paid by Borrower to Bank within five (5) Business Days of demand with interest at the Default Rate set forth in the Note to the date of payment to Bank, and all of the foregoing including interest shall be deemed and shall constitute advances under this Agreement and be evidenced by the Note and secured by the other Loan Documents.

     (d) Upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Subsection and all other remedies available to Bank under this Agreement or by statute or by rule of law may be exercised by Bank at any time and from time to time whether or not the Indebtedness evidenced and secured by the Note and the Mortgage shall be due and payable, and whether or not Bank shall have instituted any foreclosure or other action for the enforcement of the Mortgage or the Note. Neither Bank nor its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Subsection 8.3 (except for its or such Person's own negligence or willful misconduct).


                                    SECTION 9
                         BORROWER'S RIGHTS AND REMEDIES

     9.1 The Borrower and each Guarantor shall have all of the rights and remedies provided in this Agreement and by the Uniform Commercial Code and other applicable law.


                                   SECTION 10
                            MISCELLANEOUS PROVISIONS

     10.1 All preconditions to the obligation of Bank to make advances hereunder are imposed solely and exclusively for the benefit of Bank and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will refuse to make advances in the absence of strict compliance with any or all thereof and no person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Bank at any time if in its sole discretion it deems it advisable to do so. Inspections and approvals of the Plans, the Improvements, and the workmanship and materials used therein impose no responsibility or liability of any nature whatsoever on Bank, and no person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Bank for any reason. Bank's sole obligation hereunder is to perform in accordance with the terms of this Agreement, including the making of advances if and to the extent required by this Agreement.

     10.2 All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes as and when hand delivered or sent by nationally recognized overnight courier service requiring receipt for delivery or as and when deposited in a United States mail depository or Post Office, registered or certified mail, return receipt requested, addressed to any party hereto at the following addresses, or at such other address as such party has provided to the other party in writing.

                  If to Borrower:

                  c/o Robert M. Okin
                  629 Grove Street
                  Jersey City, New Jersey 07310

                  With an Information copy to:

                  Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                  One Riverfront Plaza
                  Newark, NJ  07102-5497
                  Attn:  Lawrence Goldman, Esq.

                  If to Bank:

                  Summit Bank
                  210 Main Street
                  Hackensack, New Jersey 07601
                  Attn:  Rick DeBel, Vice President

                  With an Information copy to:

                  Podvey, Sachs, Meanor, Catenacci, Hildner & Cocoziello One Riverfront Plaza
                  Newark, NJ  07102-5497
                  Attn:  Mark K. Lipton, Esq.

     Failure to send an information only notice shall not invalidate any notice otherwise properly given.

     10.3 All rights, powers and remedies herein given to Bank are cumulative and not alternative, and are in addition to all statutes or rules of law. Any forbearance or delay by Bank in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Bank. All representations and covenants by Borrower shall survive the making of the advances of the Loans, and the provisions hereof shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     10.4 All the terms, covenants, conditions, obligations, stipulations and agreements contained in the Note and the other Loan Documents are hereby incorporated herein and made a part hereof to the same extent and effect as if fully set forth herein. In the event of a conflict between any of the Loan Documents and the provisions of this Agreement, the provision that grants the Bank the greatest protection shall control.

     10.5 (a) Notice of default and presentment, demand, protest and notice of dishonor as to any provision of this Agreement, the Note, the Mortgage or any other agreement or instrument is hereby waived by the Borrower, except as may be otherwise specifically provided in this Agreement or in any other Loan Document.

     (b) To the extent it may be lawful to do so, each Borrower for itself and for any Person who may claim through or under it hereby:

     (i) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance or enforcement of, or foreclosure under, this Agreement or the other Loan Documents, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

     (ii) waives all benefit or advantage of any such laws;

     (iii) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Agreement; and

     (iv)   waives  all  claims,   damages   and  demands   against  the  Bank's
repossession, retention or sale of the Collateral and all defenses, rights of set off and rights to interpose counterclaims of any nature.

     10.6 The Bank and the Borrower agree that the relationship of the Bank to the Borrower is that of a Bank only. The intent of this provision is to clarify and stipulate that the Bank is not a partner or a co-venturer of the Borrower and that Bank's sole interest in the Real Property and Collateral is for the purpose of security for repayment of the Obligations of the Borrower.

     10.7 (a) The Borrower may at any time prepay any Loan without premium or penalty.

     10.8 Borrower and the Guarantor agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further documents and instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement or as requested by the Bank to perfect or preserve any interests or liens granted to it pursuant to the Loan Documents.

     10.9 In the event there is more than one Borrower, all representations, warrants, covenants, rights granted hereunder and provisions contained herein shall apply to each Borrower severally as well as to all Borrowers jointly.

     10.10 Anything to the contrary notwithstanding, the Bank shall be entitled to retain all sums paid by or on behalf of Borrower pursuant to the terms of this Agreement and any other agreement, document, or instrument executed in connection herewith despite the filing of any insolvency proceeding under federal or state law, it being acknowledged by Borrower that all such payments made to the Bank did not constitute a preference, was given in exchange for contemporaneous value, permitted Borrower to continue to operate, did not favor the Bank over other creditors, and resulted in Borrower obtaining substantial value and benefits.

     10.11 The Bank shall be under no duty to any Borrower or anyone else to, nor shall the Bank have any liability whatsoever to any Borrower or anyone else for failing to: (i) preserve, protect or marshal any of its Collateral; (ii) preserve or protect the rights of any Obligor against any person claiming an interest in any of the Collateral adverse to that of any Obligor; (iii) realize upon any of the Collateral or in any particular order or manner or seek repayment of the Obligations from any particular source; or (iv) permit any substitution or exchange of all or any part of any of the Collateral or release any part of any of the Collateral from any lien, even if that substitution or release would leave the Bank inadequately secured.

     10.12 Without limitation of the Bank's rights at law, the Borrower hereby agrees that so long as Bank remains the lead Bank and there is no additional costs or fees payable by the Borrower, the Bank shall have the right to sell participations in any Obligation in the sole discretion of the Bank, and the Borrower shall provide, or cause to be provided, all required assistance to the Bank in selling and closing any participation, including permitting any prospective participant to inspect any Obligor's books, records, the Real Property or Collateral.

     10.13 Bank shall be permitted to publicize the Construction Loan by any means, including without limitation, by erecting and maintaining on the Premises until completion of the construction of the Improvements, a sign or signs at Bank's expense, in form and in locations reasonably acceptable to Borrower indicating the source of the construction financing.

     10.14 The within Agreement and the other Loan Documents are to be executed and delivered within the State of New Jersey, are to be principally performed within the State of New Jersey, and the Borrower and the Bank elect that the laws of New Jersey (without regard to its principles of conflicts of law) shall govern the construction of this Agreement and the rights, remedies, warranties, representations, covenants and provisions hereof. The Borrower hereby irrevocably consents to the exclusive jurisdiction of the state courts of the State of New Jersey and any federal court located in the State of New Jersey in connection with any action or proceeding arising out of or relating to this Agreement or any other Loan Document. The Borrower hereby waives the defenses of forum non conveniens and improper venue.

     10.15 If any of the provisions of this Agreement shall contravene or be held invalid under the laws of any jurisdiction, the Agreement shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions in this Agreement in any jurisdiction.

     10.16 The Events of Default, rights, remedies, warranties, representations, covenants and provisions set forth in this Agreement, or as may be provided by applicable law, shall be cumulative and not alternative or exclusive, and the Bank's Rights and Remedies may be exercised by the Bank at such time or times, in such order of preference, as the Bank in its sole discretion may determine.

     10.17 Section and Subsection headings are for reference only and shall not affect the interpretation or meaning of any provision of this Agreement.

     10.18 This Agreement embodies the entire agreement and understanding between the Borrower and the Bank and supersedes all prior agreements and understandings relating to the subject matter hereof. All warranties, representations and covenants incorporated or made herein shall survive the execution and delivery of this Agreement. No delay or omission of the Bank in exercising or enforcing any of the Bank's Rights and Remedies hereunder shall constitute a waiver thereof; and no waiver by the Bank of any Event of Default should operate as a waiver of any other Event of Default. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference to this Agreement. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and the Borrower at any time (whether before, during or after the effective date of this Agreement), shall be construed in any particular as a waiver, modification or limitation of any of the Bank's Rights and Remedies under this Agreement nor shall anything in this Agreement be construed as a waiver, modification or limitation of any of the Bank's Rights and Remedies, not only under the provisions of this Agreement, but also of any such other agreement or transaction.

     10.19 Any and all references to "days" in this Agreement shall mean "calendar days" except as otherwise specifically provided herein or by law.

     10.20 THE BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CIVIL LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT EXECUTED AT NEWARK, NEW JERSEY ON THE DATE FIRST ABOVE MENTIONED.

ATTEST:                                     CUNNINGHAM GRAPHICS
                                            INTERNATIONAL, INC.


BY: ________________________                BY: _____________________________
                                                Robert M. Okin,
        Secretary                               Senior Vice President and
                                                Chief Financial Officer


WITNESS:                                    CUNNINGHAM GRAPHICS REALTY, L.L.C.


BY: ________________________                BY: _____________________________
                                                Robert M. Okin,
                                                Chief Financial Officer


                                            SUMMIT BANK

                                            BY: _____________________________
                                                Rick DeBel,
                                                Vice President